SOFTWARE LICENSE AGREEMENT

This Agreement made effective as of the 31th day of March, 1997 between Cinax Designs Inc. ("Cinax") having an office at #150-1152 Mainland Street, Vancouver, B.C. Canada, V6B 4X2 and Digital LAVA (identified in subsection 3.1) on the following terms and conditions:

1.     SCOPE

1.1 Cinax shall create and license software to Digital LAVA who shall utilize the software as defined below. The software to be supplied is set out in Schedule A which may be amended from time to time by listing any additional software to be licensed to Digital LAVA by Cinax on a replacement Schedule A signed by the parties.

2.       DEFINITIONS

2.1 "Engine" shall mean the MPEG software engine developed by Cinax to crop and concatenate a series of MPEG clips plus the APl documentation. The purpose of this Engine is to add an editing functionality into the Digital LAVA Product.

2.2 "Product" means the current production version of the Digital LAVA vPrism software listed in Schedule A to this Agreement, and any future fixes, updates, enhancements and modifications to those programs created by or for Digital LAVA, but excluding any subsequent releases or enhancements of the Product which do not incorporate the Engine.

2.3 "Services" means the design and development of the Engine in accordance with the Specifications and delivery of the Deliverables.

2.4 "Specifications" means the Specifications for the engine and the contracted Services, attached to this Agreement as Exhibit A. "Schedule" means the schedule for completion of the Services, as set forth in the Specifications.

2.5  "Deliverables"  means the  various  alpha,  beta and final  versions of the
Engine,   and  supporting   documentation,   as  more  fully  described  in  the
Specifications.

2.6 "Errors" means defect(s) in a deliverable which prevent it from performing in accordance with the Specifications and or a Severity Level 1, 2 or 3 error, as such errors are described in Schedule B.

2.7 "Library" means the software development library developed by Cinax and used in the development of the Engine under this Agreement.

2.8 "Derivative Technology" means: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages) portation, modification, correction, addition, extension, upgrade, improvement compilation, abridgment, or other


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form in which an existing work may be recast,  transformed or adapted;  (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including any new material which may be protected by copyright, patent and/or trade secret.

2.9 "Customer" means resellers, system integrators and software wholesale or retail outlets, and, in the event of Digital LAVA direct sales, end-users.

3. PARTICULARS

3.1 Licensee - Licensee's name and key particulars are:

(a)  full name: Digital LAVA Inc

(b) full address: Suite 1260, 10850 Wilshire Boulevard, Los Angeles, CA, USA, 90024

(c)  telephone number: 310-470-1149

(d)  fax number: 310-470-1769

(e)  contact person: Josh Sharfman

(f)  e-mail address: josh@digitallava.com


4 DEVELOPMENT

4.1 Services - Digital LAVA hereby retains Cinax to design, develop and test the Engine. Cinax shall use their best efforts to perform the Services in a workmanlike manner and in accordance with the Schedule and the Specifications. Cinax is not obligated to perform any Services, and Digital LAVA has not contracted for any Services, unless and until Exhibit A is executed by both parties and attached hereto.

4.2 Acceptance of Software - For software executable code deliverables, where Cinax delivers to Digital LAVA the alpha, beta and final versions of each Deliverable, Digital LAVA shall evaluate and submit a written acceptance or rejection to Cinax within five (5) business days of receipt of the alpha and beta versions and seven (7) business days after receipt of the final version of the Deliverables. Acceptance shall be in writing, and Digital LAVA shall not unreasonably withhold its acceptance unless a Deliverable is not according to the Specifications or is not according to Schedule A. If Digital LAVA identifies Errors in a deliverable within the acceptance period, Cinax shall correct such Errors following receipt thereof. Cinax shall use its best efforts to correct Errors during acceptance testing for the alpha and beta versions of each Deliverable and within the time specified in Schedule B with respect to errors discovered during acceptance testing for the final version of each Deliverable.

4.3 Documentation- For documentation or report Deliverables, Digital LAVA shall evaluate each version of such deliverable and in the event that corrections are required Digital LAVA shall specify the corrections needed and Cinax shall deliver an amended version of such documentation within five (5) business days.

4.4 Errors- If Cinax fails to deliver to Digital LAVA any deliverable within the dates


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specified in the Schedule A or if any Errors  discovered  within the  acceptance
period  cannot  be  eliminated  in  the  correction   period  specified  in  the
Specifications then Digital LAVA may, at its option: (i) retain the Deliverables to date with rights as set forth in Section 10, and pay Cinax for all outstanding payment milestones for which Digital LAVA has accepted corresponding deliverables; (ii) extend a correction period to Cinax; or (iii) suspend Digital LAVA's obligations under this Agreement and/or terminate this Agreement for cause pursuant to paragraph 12.2.

4.5 Design Review and Specification Changes- Cinax understands that there may be additions, deletions or other changes which may affect the Specifications at any time during the term of this Agreement. Upon notice of any such changes by Digital LAVA, Cinax and Digital LAVA agree to work together to make any necessary changes to the Specifications, and Cinax shall alter the services in order to accommodate any such changes to the Specifications.

5. GRANT OF LICENSE

5.1  License  to  Digital   LAVA-  Cinax  hereby  grants  to  Digital  LAVA  the
non-exclusive, non-transferable worldwide right and license of renewable term to:

     (i) use, copy, demonstrate and sub-license the Engine as a part of its Product; and otherwise carry on the activities contemplated by and as set out in this Agreement subject to the termination provisions contained in this Agreement.

5.2 Royalty to Cinax - In return for such license Digital LAVA agrees to pay Cinax a royalty based on the revenues or any portion thereof derived by Digital LAVA from the resale, distribution or sub-license of the Digital LAVA-developed Product or third party products using the Engine.

6. PURCHASE AND SALE OF PRODUCT

6.1 Reporting- Digital LAVA shall notify Cinax of all Product sales made on a quarterly basis, in the format specified in Schedule C.

6.2 Title/Security Interest in Engine - Title to Engine shall remain in Cinax and Cinax shall have a security interest in such units until Digital LAVA pays Cinax in full for all amounts owing from Digital LAVA to Cinax in connection with shipments of which the Engine forms a part. Digital LAVA shall sign all instruments and do all acts that Cinax, acting reasonably, requires to effect, perfect, register or record such retention of title and security interest.





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7. PAYMENT

7.1 Services - Digital LAVA shall pay Cinax for the Services performed as set forth and in accordance with the applicable Schedule A, not to exceed *****(1) provided that (i) Cinax has completed the milestones and delivered the Deliverable; and (ii) Digital LAVA has accepted the Deliverables. Such payments will be due net five (5) days from the later of (i) acceptance by Digital LAVA of the Deliverable associated with any payment milestone or (ii) receipt by Digital LAVA of a Cinax invoice associated with any payment milestone.

7.2 Up Front License Fee - Digital LAVA shall pay to Cinax an up front licensing fee of *****(1) for use of the Engine. *****(1) will be due net thirty (30) days from the later of (i) acceptance by Digital LAVA of the Final Deliverable or
(ii) receipt by Digital LAVA of a Cinax invoice associated with the Final Deliverable, and the balance of *****(1) on the first reporting date as per Schedule A.

7.3 Royalty free copies- The first seventy five (75) copies of the Product shipped, including upgrades of the Product shipped to existing users, shall not be subject to royalties.

7.4 Royalties Payable and Base - For each subsequent unit of the Product shipped Digital LAVA shall pay to Cinax a royalty as set out in Schedule A. which amount shall reflect the most of: *****(1) of the Product Net Sales Price invoiced by Digital LAVA to the Customer, or at the royalty floor price of *****(1).

7.5 Minimum Royalty - During each year the Agreement is in effect, Digital LAVA shall license from Cinax not less than 200 copies of the Engine at the royalty floor price of *****(1). Digital LAVA shall have the right to prepay royalties to achieve the minimum in any given year. Failure by Digital LAVA to license the minimum copies in a particular year of the Agreement shall be a default of this Agreement on the part of Digital LAVA entitling Cinax to terminate the Agreement.

7.6 The royalty charges applicable to Product are due upon invoice by Cinax and Cinax shall invoice the Digital LAVA for such charges and all such invoices according to Schedule C. Invoices are payable within 30 days of the invoice receipt. Any amounts outstanding for 30 days shall be subject to interest at a rate of 1% per month (12% per annum).

7.7 Digital LAVA shall pay all applicable sales, use, withholding and excise taxes, and any other assessments against the Digital LAVA in the nature of taxes, duties or charges however designated on the Product or its license or use, on or resulting from this Agreement, exclusive of taxes based on the net income of Cinax.

7.8 Inspection Rights - Cinax shall have the right to audit Digital LAVA's records and


--------
(1) Confidential information is omitted and identified by an * and filed separately with the SEC pursuant to a request for Confidential Treatment.

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

papers which are relevant to the resale, distribution or sub licensing of the Product once per year. Such audits shall be performed by an independent accounting firm and shall be conducted at Digital LAVA's headquarters. Written notification of such audits shall be received by Digital LAVA at least thirty
(30) days prior to such audit. Audit costs shall be Cinax's responsibility, unless audit determines a discrepancy of 25% or greater between Product shipped and reported, in which case Digital LAVA shall be responsible for audit costs.

8. SUPPORT

8.1 Software Maintenance - Cinax shall provide software support and maintenance services relative to the product as described herein:

a) Software Maintenance: Cinax shall use its best efforts to rectify any problem with the Product which results in the Product not being in substantial conformance to the functional specifications as contained in the documentation in Schedule A;

b) Support Availability: Cinax shall provide reasonable telephone and e-mail support for the Engine between the hours of 8:30 a.m. and 5:00 p.m., Pacific Standard Time, excluding weekends and Canadian statutory' holidays, to Digital LAVA only.

c)   Cost; there will be no support costs charged.

8.2 Suspension of Support- if Cinax terminates Agreement under Section 12.2 (b) Cinax shall provide Digital LAVA with a copy of the Engine source code for the express purpose of providing support, as described above, to end users of its Product. Digital LAVA will not use the source for any other purpose, or in any way use this source code to impinge the rights of Cinax as set out in Section 10- Rights and Ownership.

9.       WARRANTY

9.1 Limited Warranty of Engine - Cinax warrants that Engine supplied hereunder shall perform in accordance with the functional specifications as set out in the documentation accompanying the Engine provided for 90 days following acceptance of the Product. Cinax's sole obligation and liability hereunder shall be to use reasonable efforts to remedy any such functional non-conformance which is reported to Cinax in writing by Digital LAVA within the warranty period. In the event such non-conformance is unable to be remedied by Cinax, using reasonable efforts, Cinax shall, in its sole discretion, refund to Digital LAVA the royalty payment and use reasonable efforts to find a replacement and this Agreement will be automatically terminated.

9.2 SPECIFIC  EXCLUSION OF OTHER  WARRANTIES - THE WARRANTIES SET OUT IN SECTION
9.1 AND 10.1 ARE IN LIEU OF ALL OTHER WARRANTIES, AND THERE ARE NO OTHER WARRANTIES, REPRESENTATIONS, CONDITIONS, OR GUARANTEES OR ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED BY LAW (in contract or tort) OR CUSTOM, INCLUDING, BUT NOT LIMITED TO THOSE REGARDING MERCHANTABILITY, FITNESS FOR PURPOSE, CORRESPONDENCE TO SAMPLE, TITLE, DESIGN, CONDITION,


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

OR QUALITY. WITHOUT LIMITING THE ABOVE, CINAX DOES NOT WARRANT THAT THE PRODUCT SHALL MEET THE REQUIREMENT OF DIGITAL LAVA OR THAT THE OPERATION OF PRODUCT SHALL BE FREE FROM INTERRUPTION OR ERRORS.

9.3 RESTRICTIONS ON WARRANTY - CINAX SHALL HAVE NO OBLIGATION TO REPAIR OR REPLACE PRODUCT DAMAGED BY ACCIDENT OR OTHER EXTERNAL CAUSE, OR THROUGH THE FAULT OR NEGLIGENCE OF ANY PARTY OTHER THAN CINAX.

9.4 NO INDIRECT DAMAGES - IN NO EVENT SHALL CINAX BE LIABLE TO DIGITAL LAVA OR TO ANY OTHER PARTY FOR INDIRECT DAMAGES OR LOSSES (in contract or tort) IN CONNECTION WITH PRODUCT, SOFTWARE SUPPORT SERVICES OR THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS, LOST SAVINGS, OR INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, EVEN IF ClNAX SELLER HAS KNOWLEDGE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

9.5 LIMITS ON LIABILITY - IF FOR ANY REASON, CINAX BECOMES LIABLE TO DIGITAL LAVA OR ANY OTHER PARTY FOR DIRECT OR ANY OTHER DAMAGES FOR ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION (in contract or tort), INCURRED IN CONNECTION WITH THIS AGREEMENT, THE PRODUCT, OR SOFTWARE SUPPORT SERVICES
THEN:

(A) THE AGGREGATE LIABILITY OF ClNAX FOR ALL DAMAGES, INJURY, AND LIABILITY INCURRED BY DIGITAL LAVA AND ALL OTHER PARTIES IN CONNECTION WITH PRODUCT AND SOFTWARE SUPPORT SERVICES SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE FEES AND ROYALTIES PAID TO CINAX FOR THE PRODUCT OR SOFTWARE SUPPORT SERVICES WHICH GAVE RISE TO THE CLAIM FOR DAMAGES; AND

(B) DIGITAL LAVA MAY NOT BRING OR INITIATE ANY ACT OR PROCEEDING AGAINST SELLER ARISING OUT OF THIS AGREEMENT OR RELATING TO PRODUCT OR SOFTWARE SUPPORT SERVICES MORE THAN TWO YEARS AFTER THE CAUSE OF ACTION HAS ARISEN.

9.6 SEPARATE ENFORCEABILITY - SECTIONS 9.2, 9.3, 9.4 AND 9.5 ARE TO BE CONSTRUED AS SEPARATE PROVISIONS AND SHALL EACH BE INDIVIDUALLY ENFORCEABLE.

9.7 Indemnity - Except to the extent of Cinax's obligations under sections 9.1 and 10.1, Digital LAVA shall defend, indemnify and save harmless Cinax, its affiliates and their respective directors, officers and employees and each of them from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgments, costs and expenses including, without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and client basis (together with all applicable taxes) which any indemnified person hereunder may be liable to pay or may incur by reason of, or directly or indirectly arising out of, any claim which may be advanced by any Customer obtaining Product directly or indirectly through Digital LAVA.



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

10.      RIGHTS AND OWNERSHIP OF PRODUCT

10 1 Warranty of Title - Cinax warrants that it has all rights necessary to make the grant of license herein by having all right, title and interest in and to the Library and any other software libraries used to develop and/or implement the Engine.

10 2 Retention of Rights by Cinax - All proprietary and intellectual property rights, title and interest including copyright in and to the original and all copies of the Engine and the documentation or any changes or modifications made to the Engine or related documentation shall be and remain that of Cinax or its licensor as the case may be. Digital LAVA has no proprietary and intellectual property rights, title or interest in or to the Engine or related documentation except as granted herein and Digital LAVA shall not at any time whether before or after the termination of this Agreement contest or aid others in contesting, or doing anything which otherwise impairs the va}idity of any proprietary and intellectual property rights, title or interest of Cinax in and to the Engine or related documentation.

10.4 Intellectual Property Indemnity - Cinax shall defend or settle any claim made or any suit or proceeding brought against Digital LAVA insofar as such claim, suit or proceeding is based on an allegation that any of the Product supplied to Digital LAVA pursuant to this Agreement infringes the proprietary and intellectual property rights of any third party in or to any invention, patent, copyright or any other rights, provided that Digital LAVA shall notify Cinax in writing promptly after the claim, suit or proceeding is known to Digital LAVA and shall give Cinax information and such assistance as is reasonable in the circumstances. Cinax shall have sole authority to defend or settle the same at Cinax's expense. Cinax shall indemnify and hold Digital LAVA harmless from and against any and all such claims and shall pay all damages and costs finally agreed to be paid in settlement of such claim, suit or proceeding. This indemnity does not extend to any claim, suit or proceeding based upon any infringement or alleged infringement of copyright by the combination of the Product with other elements not under Cinax's sole control nor does it extend to any Product altered by Digital LAVA either by enhancement or by combination with product(s) of the Digital LAVA's design or formula. The foregoing states the entire liability of Cinax for proprietary and intellectual proprietary rights infringement related to the Product. If the Product in any claim, suit or proceeding are held to infringe any proprietary or intellectual property rights of any third party and the use thereof is enjoined or, in the case of settlement as referred to above, prohibited, Cinax shall have the option, at its own expense, to either (i) obtain for Digital LAVA the right to continue using the infringing item, or (ii) replace the infringing item or modify it so that it becomes non-infringing; provided that no such replacement or modification shall diminish the performance of the Product.

10.4 Infringement by Third Parties - Should either party become aware of possible or


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threatened  infringement of the Engine or the Library,  or any patents or patent applications in the same, it shall notify the other party forthwith. Each party undertakes to cooperate fully with the other party in any action against any such possible or threatened infringer. Cinax shall have the exclusive discretion to determine whether to take action, and what action to take, to enter into any settlement and to receive any proceeds or awards in respect of alleged infringements of the Engine or Library.

10.5 Infringement of Third Party Rights- In the event either party becomes aware of the threatened infringement of any third party patent rights or copyrights of the Engine or the Library, it shall promptly notify the other party of such a claim. Each party shall have the right to negotiate, settle or defend any claim by a third party alleging infringement by the Engine or the Library of any copyrights or patents.

11.      CONFIDENTIALITY AND USE LIMITATION

11.1 Confidentiality - Digital LAVA shall not at any time whether before or after the termination of this Agreement disclose, furnish, or make accessible to anyone any confidential information, which confidential information is deemed to include the source code of the Product or related technical documentation or any part thereof, or permit the occurrence of any of the above.

11.2 Safeguards - Digital LAVA shall take reasonable precautions to prevent Product in its care and control from being duplicated, stolen, disclosed or used for unauthorized purposes.

11.3 Non-disclosure of Agreement - Digital LAVA shall not disclose the terms, content or nature of this Agreement to any third party unless Digital LAVA must disclose such information as a result of a duly issued legal process or a formal due diligence process.

11.4 References - Digital LAVA agrees that the fact of its use of the Engine may be disclosed to others and Digital LAVA shall become a reference account for Cinax and the Engine.

11.5 Competition - The parties acknowledge that this Agreement does not restrict or prohibit either party from making arrangements with any third parties or dealing in any way with any other software or hardware even if such party or said other software or hardware competes with the Engine or services offered by Cinax or Digital LAVA. Nothing contained in this Agreement shall prevent Digital LAVA from developing or having developed or from acquiring from third parties, products similar to and competitive with the Engine. Furthermore, nothing herein shall preclude Digital LAVA from marketing such Digital LAVA-developed or third party acquired products to others.

12.      TERM AND TERMINATION

12.1 Term - This Agreement shall subsist for an initial term of two (2) years commencing on the execution date of this Agreement ("Initial Term"). This Agreement shall be reviewed in one-year periods ("Renewal Terms"), provided that Digital LAVA is


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not in default under this Agreement at the time of renewal.  Renewal shall be on the same terms and  conditions  as are set out herein.

12.2 Termination - This Agreement shall terminate in each of the following events:

(a) at the option of either party if the other party materially defaults in the performance or observance of any of its obligations hereunder and fails to remedy the default within 60 days after receiving written demand therefor; or

(b) at the option of either party if the other party becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or if a receiver or trustee in bankruptcy is appointed for the other party, or if any proceeding in bankruptcy, receivership, or liquidation is instituted against the other party and is not dismissed within 30 days following commencement thereof;

provided that the right of termination shall be in addition to all other rights and remedies available to the parties for default or wrong-doing by each other.

12.3 Suspension of Obligations - If either party should default in the performance or observance of any of its obligations hereunder then in addition to all other rights and remedies available to the non-defaulting party, the non defaulting party may suspend performance and observance of any or all its obligations under this Agreement, without liability, until the other party's default is remedied, but this section shall not permit Digital LAVA to suspend its obligation to make payments owing in respect of Product.

12.4 Return of Engine - If Digital LAVA discontinues sales of the Product or use of the Engine, or in the event of termination of this Agreement by either party, Digital LAVA shall immediately return to Cinax all copies of the Engine thereof and certify in writing to Cinax that Digital LAVA has done so,

13.      GENERAL

13.1     Complete Agreement

This is the complete and exclusive statement of the Agreement between the parties with respect to the subject matter contained herein and supersedes and merges all prior representations, proposals, understandings and all other agreements, oral or written, express or implied, between the parties relating to the matters contained herein. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

13.2     Force Majeure

Dates or times by which either party is required to perform under this Agreement excepting the payment of any fees or charges due hereunder shall be postponed automatically to the extent that any party is prevented from meeting them by causes beyond its reasonable control.

13 3     Notices

All notices and requests in connection with this Agreement shall be given or made upon


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the respective  parties in writing and shall be deemed given as of the third day following the day the notice is faxed, providing hard copy acknowledgment of successful faxed notice transmission is retained Notice may also be deposited in the Canadian or US mails, postage pre-paid, certified or registered, return receipt requested, and addressed to the respective parties at the party's address as indicated above

13.4     Governing Law

This Agreement and performance hereunder shall be governed by the taws of British Columbia.

13.5     Enforceability

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under any applicable statute or rule of law, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

13.6     Non-Assignment

Digital LAVA may not assign its rights, duties or obligations under this Agreement except to a related, affiliated or associated company by way of reorganization of Digital LAVA or a successor to substantially all of the assets and undertaking of Digital LAVA, without the prior written consent of Cinax. Digital LAVA's obligation to pay any fees or charges due hereunder is not assignable.

13.7     Non-Waiver

The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

13.8     No Aqency

The parties acknowledge that each as an independent contractor and nothing herein constitutes a joint venture or partnership and neither party has the right to bind nor act for the other as agent or in any other capacity.

13.9     Enurement

All covenants, representatives, warranties and agreements of the parties contained herein shall be binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns.

13.10    Survival

Sections 6 and subsections 5.2, 9.2, 9.3, 9.4, 9.5, 9.7, 10.2, 11.1, 11.2, 11.3,
11.4 and 12.3 shall survive termination and expiration of the agreement.

13.11    Interlocutory Remedy

Both parties acknowledge that irreparable harm shall result to the other if either breaches their obligations under sections 6 and 10 and both parties acknowledge that such a breach would not be properly compensable by an award of damages. Accordingly, each party agrees that remedies for any such breach may include, in addition to other available remedies and damages, injunctive relief or other equitable relief enjoining such breach at the earliest possible date.

13.12  Disputes - Except  with  respect to  applications  for  injunctions,  any dispute arising out of or in connection with this Agreement or any legal relationship associated therewith shall be finally resolved at the British
Columbia International Commercial Arbitration Center (BClCAC) by a sole arbitrator pursuant to the rules of the BClCAC.

IN WITNESS WHEREOF the parties thereto have executed this Agreement, through their respective officers, duly authorized for such purpose, as they so declare and represent, as the Effective Date.


Digital Lava Inc.                           Cinax Designs Inc.:

By:  /s/ Joshua D.J. Sharfman               By:   /s/ Eric Camirand
     ------------------------------               ----------------------------
Joshua D.J. Sharrfman                       Eric Camirand
Authorized Signature                        Authorized Signature

Title:   CEO                                Title:   President
office of Company's representative          office of Company's representative

                                   SCHEDULE A

SPECIFICATIONS, DELIVERABLES AND SCHEDULE

PRODUCT

Item    Description                       Ownership                  List Price
----    -----------                       ---------                  ----------
1.      vPrism, Video Computing Suite     Digital Digital Lava       $16,500


PRODUCT FOR LICENSE

Item     Description                                             Documentation
----     -----------                                             -------------
1.       Windows Engine (*****(1) )                                 APl doc
         (MPEG crop and concat based on timecode inputs)

2.       MAC Engine (Shared Library)                                APl doc
         (MPEG crop and concat based on timecode inputs)


GENERAL SPECIFICATIONS

The APl specification, characterized as a C header file:


// The return information from crop(); supplies caller with all information // required to locate in the output file the beginning and end of the // section of video that was cropped from the source input video file.
   Time values
// are in floating-point  seconds.
//
// outputMarklnTimeCode output-file-relative time value of the first frame cropped
// outputMarkOutTimeCode output-file-relative time value of the last frame cropped
// outputFileLengthTime output file length in units of time struct cropInfo
{
     double output MarklnTimeCode;
     double outputMarkOutTimeCode;
     double outputFileLengthTime;
};


--------
(1) Confidential information is omitted and identified by an * and filed separately with the SEC pursuant to a request for Confidential Treatment.

// Crop a section  of  video  from a source file and create
// a video file containing the cropped video stream.

I// Input arguments:
// sourceFile     source file specification
// destinationFile destination file specification
// marklnTimeCode time value of first frame to crop, in sourceFile
// markOutTimeCode time value of last frame to crop, in sourceFile // Output argument:
// results a  cropInfo  record,  containing  output
// file-relative information  and describing
// the location in the output file of the // cropped section and the total length in time of the output file

// Function return value: zero if successful, else an error code
//
long crop(char *sourcefile,
         char *destinationfile,
         double markintimecode,
         double markouttimecode,
         struct cropInfo *results);

//
// Concatenate two video files into a single file.
//
// Input arguments:
// sourceFile1 file specification of the video file to be // placed first in the concatenated output file
// sourceFile2 file specification of the video file to be // placed second in the concatenated output fife
//  destinationFile  file
specification  to be used for the output
// video file
// Function return value: zero if successful, else an error code
// Notes:
//.sourceFile1 and destinationFile may refer to the same file. If so, // sourceFile2 is concatenated to the end of sourceFile1;
// If sourceFile1 and sourceFile2 are incompatible for concatenation, // the error situation should be determined as nearly immediately as // possible.
// long concat(char *sourceFile1,
         char *sourceFile2,
         char *destinationFile);
//
//Crop a section of video from a source  file and  append

//it to an  existing video file.

// Input arguments:
// sourceFile       source file specification
// destinationFile file specification of video file to append // the cropped section to
// marklnTimeCode time value of first frame to crop, in sourceFile // markOutTimeCode time value of last frame to crop, in sourceFile // Output argument:
// results a cropInfo record, containing output
// file-relative information  and describing
// the location in the output file of the // cropped section and the total length in // time of the output file
// Function return value: zero if successful, else an error code long cropAppend(char *sourceFile,
         char *destinationFile,
         double markintimecode,
         double markouttimecode,
         struct cropinfo *results);

PLATFORMS SUPPORTED:

1. Windows 95 and Windows NT compatible.

2. Mac OS System compatible

3. ActiveMovie MPEG-1 playback

Stream supported:

1.   Any ISO 11172 compliant MPEG system streams

DELIVERABLES

Alpha/Project Design- as per specifications

Beta- Mac and Windows version

Final Product- Working version of both Mac and Windows version

SCHEDULE                                                                                        PRIME
TARGET DATE                MILESTONE                               INVOICE AMOUNT (USD)         RESPONSIBILITY
-----------                ---------                               --------------------         ---------------
March 31, 1997             Contract Start                          *****(1)                       Cinax
                           Project Design
April 15, 1997             Delivery of Windows Beta                *****(1)                       Cinax
May 2, 1997                Delivery of MAC Beta                    *****(1)                       Cinax
May 12, 1997               Delivery of Documentation Delivery of   *****(1)                       Cinax
                           Windows and MAC Final Product
May 16, 1997               License Commences                       *****(1)                       Digital LAVA
June 30, 1997              First Reporting Date                    *****(1)                       Digital LAVA


--------
(1) Confidential information is omitted and identified by an * and filed separately with the SEC pursuant to a request for Confidential Treatment.

                                   SCHEDULE C
                             PRODUCT SALE REPORTING

Digital LAVA shall notify Cinax of all Product sales made on a quarterly basis, on March 31, June 30, September 30 and December 31, in writing, in the format specified below :

(i) the number of Product shipped (both Evaluation Copies and Production Versions);

(ii) the date of shipment from Digital LAVA to third parties including Customers

(iii) the Extended Price of the Product, before shipping and taxes.